As filed with the Securities and Exchange Commission on September 26, 2017

                                                                                                                                                                                             Registration No. 33-27283

                                                                                                                                                                                             Registration No. 33-40963

                                                                                                                                                                                           Registration No. 333-15683

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-27283

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-15683

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-40963

UNDER THE SECURITIES ACT OF 1933

___________________

CALIFORNIA FIRST NATIONAL BANCORP

(Exact Name of Registrant as Specified in Its Charter)

___________________

California	33-0964185
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

28 Executive Park
Irvine, California 92614
(Address, Including Zip Code, of Principal Executive Offices)

___________________

Amended and Restated Stock Option Plan of California First National Bancorp (formerly the Amended and Restated Stock Option Plan of Amplicon, Inc.)

The 1995 Equity Participation Plan of California First National Bancorp (formerly The 1995 Equity Participation Plan of Amplicon, Inc.)

(Full Title of the Plan)

___________________

Glen T. Tsuma

Chief Operating Officer

California First National Bancorp

28 Executive Park

Irvine, California 92614

(949) 255-0500
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Joseph J. Herron, Esq.

O'Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California 92660

(949) 823-6900

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(do not check if a smaller reporting company)	Emerging growth company ☐

EXPLANATORY NOTE

Deregistration of Unsold Securities

            California First National Bancorp, a California corporation (the "Company"), is filing these post-effective amendments (the "Post-Effective Amendments") to the following Registration Statements on Form S-8 (collectively, the "Registration Statements"), which have been previously filed with the Securities and Exchange Commission (the "SEC") to deregister any and all securities that remain unsold under each Registration Statement as of the date hereof:

1.      Registration Statement No. 33-27283, filed with SEC on March 2, 1989, as amended by Post-Effective Amendment No. 1, filed with the SEC on May 30, 1991, registering 310,753 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), under the Amended and Restated Stock Option Plan of Amplicon, Inc.;

2.      Registration Statement No. 33-40963, filed with the SEC on May 30, 1991, as amended by Post-Effective Amendment No. 1, filed with the SEC on May 30, 1991, and as further amended by Post-Effective Amendment No. 2, filed with the SEC on October 24, 2001, registering 157,433 shares of Common Stock under the Amended and Restated Stock Option Plan of California First National Bancorp (formerly the Amended and Restated Stock Option Plan of Amplicon, Inc.); and

3.      Registration Statement No. 333-15683, filed with the SEC on November 6, 1996, as amended by Post-Effective Amendment No. 1, filed with the SEC on October 24, 2001, registering 500,000 shares of Common Stock under The 1995 Equity Participation Plan of California First National Bancorp (formerly The 1995 Equity Participation Plan of Amplicon, Inc.).

            The Company has terminated the offering of the Common Stock pursuant to the Registration Statements.  The purpose of these Post-Effective Amendments is to deregister any and all of the previously registered shares of Common Stock that remain available for issuance under the Amended and Restated Stock Option Plan of California First National Bancorp (formerly the Amended and Restated Stock Option Plan of Amplicon, Inc.) and The 1995 Equity Participation Plan of California First National Bancorp (formerly The 1995 Equity Participation Plan of Amplicon, Inc.).  Accordingly, pursuant to the undertakings contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offerings under such plans, the Company is filing these Post-Effective Amendments to the Registration Statements to deregister, and does hereby remove from registration, all securities that had been registered under the Registration Statements that remain unsold as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 26, 2017.

CALIFORNIA FIRST NATIONAL BANCORP By: /s/ S. Leslie Jewett ____
Name: S. Leslie Jewett
Title: Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.